EXHIBIT 23.2


          CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in this registration statement on Form S-8 of Ballard Medical Products of our report dated January 30, 1998, on our audits of the financial statements of Tri-Med Specialties, Inc. as of September 30, 1997 and 1996 and the year ended September 30, 1997 which report is included in Ballard Medical Products' Current Report on Form 8-K filed with the Commission on July 13, 1998.

          Kansas City, Missouri                  PricewaterhouseCoopers LLP
          July 15, 1998